                                                      EXHIBIT (10)(i) 109

THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION WHICH HAS BEEN
REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND
EXCHANGE COMMISSION.

CONFIDENTIAL INFORMATION REPRESENTED IN THIS FILING BY AN "X" HAS
BEEN REDACTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND
EXCHANGE COMMISSION.

                            TRANSPORTATION CONTRACT
                                  PURSUANT TO
                                  CR-C-20710


      This Transportation Contract made and concluded this 26th day of November, 1996, by and between CONSOLIDATED RAIL CORPORATION, (hereinafter CR), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania and CENTRAL HUDSON GAS & ELECTRIC CORPORATION (hereinafter CH), a corporation organized and existing under the laws of the State of New York, having its offices at 284 South Avenue, Poughkeepsie NY.

      1. TERM: The parties agree that the terms, and conditions contained herein shall apply to shipments made pursuant to this agreement as of January 1, 1997. The term of this Contract may be extended only by written amendment. Unless terminated earlier in accordance with the provisions herein, this Contract shall remain in effect through December 31, 2001.

      2. TRANSPORTATION RATES: CR agrees to transport coal from the origins named via CR direct routing to CH's Danskammer
Station at Roseton, NY at the following rates:

                                          Rate (Dollars Per Net Ton)
            Origin                        120 Cars       95 Cars

Buffalo, NY (NS Interchange)              $ x.xx         - - - - -
Hagerstown, MD (NS Interchange)           $ x.xx         $ x.xx
Lurgan, PA (CSXT Interchange)             $ x.xx         $ x.xx
Kanawha Rate District                     $xx.xx (1)     - - - - -
Conway/Leetsdale River Terminals          $xx.xx (1,2)   $xx.xx (1,2)

(1) - xxxx xxx xxxxxx, xxxxxx xxxx xxxx xxxx xx xx xxxxxxxx xx xx
(2) - xxxx xxxxxxxx xxxxxxxx xx xxxx xxxx xxxxx xx xxxx xxx xx xxxxx xxxxx xxxxxxxxx

      3. CONSIGNMENT SIZE: Shipments made pursuant to this Contract are subject to a minimum consignment of 9,000 net tons received from one origin on one 24-hour day, except from interchange at Buffalo NY and CR's Kanawha Rate District, the minimum consignment will be 10,500 net tons. For shipments received at Buffalo NY, Hagerstown MD or Lurgan PA, the rates are only applicable to shipments received in a single block unencumbered by cars not moving under the terms of this Contract. In the event that less than the minimum consignment tons are loaded, charges will be based on the minimum consignment tons. However, if CH or the shipper orders equipment to load at least the minimum consignment and all serviceable cars placed at the origin are fully loaded, as provided in the next paragraph, the charges will be based on the actual weight.

      For the purpose of this Contract, fully loaded shall mean loaded to the minimum weight of 90% of the official capacity of the cars used. Official capacity will be that shown in the Universal Machine Language Equipment Register (UMLER) File, maintained by the Association of American Railroads (AAR).
      CR will move shipments promptly, reliably and efficiently as reasonably requested by CH.

      4. WEIGHING: Shipment weights for billing purposes shall be determined on CH's scales at destination which CH agrees to allow CR or its agent to inspect periodically and approve for accuracy in accordance with the AAR Scale Handbook and the National Bureau of Standards Handbook 44.
      In the absence of weighing by CH's destination scales, weights for billing purposes shall be determined as follows:
      a.    by batch weigh systems at origin, or
      b. by NS or CSXT Railroads for shipments loaded on their respective railroads, or by CR for shipments loaded at CR origins or at barge/rail terminals provided in
            Article 2, or
      c. by averaging the weights based on the last three train deliveries
      When weighing is performed by CR, the entire consignment will be weighed and CH shall pay CR a charge of $30 per carload. Such weighing by CR shall be performed only when arrangements for such weighing can be made prior to the arrival of the consignment at a CR certified scale.

      5. ANNUAL VOLUME COMMITMENT: During the initial two-year term of this Contract, January 1, 1997 to December 31, 1998, CH agrees to ship a minimum volume of 240,000 net tons, annually, from origins on CR's Kanawha rate district. Failure by Kanawha rate district coal producers to meet this volume commitment will be considered as a force majeure condition in addition to force majeure conditions as stated in Section 9, and tons not shipped due to force majeure will be deducted from the annual minimum commitment.
      Firm tonnage coal from the Kanawha rate district coal producer not shipped because of CH's inability to utilize such coal at its Danskammer Plant due to "economic reasons" or due to the loss of a generating unit or units resulting from a forced outage will be deducted from the annual volume commitment. For the purposes as used herein, "economic reasons" is defined as times when electrical energy is available to Buyer, either from the Danskammer Plant when burning oil or natural gas or from any other source, at a lower cost than equivalent electrical energy which would otherwise be produced by burning "firm tonnage" coal.
      Within thirty (30) days of the conclusion of each calendar year, CH shall furnish to CR a statement indicating the number of tons received during the calendar year as described above listed by waybill and origin as well as the total bituminous coal receipts at its Danskammer plant during that period.

      If CH fails to meet the minimum annual volume commitment described herein, CH shall pay CR a penalty charge of $3.00 per net ton for the tonnage shortfall.
      CH shall maintain records sufficient to document its performance under this Contract and shall make such records available for inspection by CR or its agent on reasonable notice and during normal business hours.

      6. RATE ADJUSTMENT: For the purpose of this Article, the base rates will be the rates indicated in Article 2, and the base weighing charge will be the charge indicated in Article 4. The rates will be fixed and remain in effect through December 31, 1998.
      Beginning July 1, 1998, and six months prior to the end of the Contract Year thereafter, CR and CH shall commence good faith negotiations with respect to the base rates for the next Contract Year. This agreement shall terminate automatically, without further obligation or liability to either party, at the end of the initial term or at the end of any successive contract year thereafter, unless the parties agree three months before the end of the applicable Contract Year on these rates for the next Contract year.

      7. SHIPPING INSTRUCTIONS AND PAYMENT: CH shall cause to be placed the following notation on all shipping instructions prepared for shipments under this Contract "Shipped under Contract Number CR-C-20710", and for shipments from Hagerstown
MD, Lurgan PA, and Buffalo NY, the additional notation "Rate to (name CR origin) be handled under Accounting Rule 11. Charges beyond to be on a collect basis per CR-C-20710".
      Freight bills will be presented based on shipping instructions as provided by shipper. Rates and charges prescribed in this Contract apply in addition to all other transportation, accessorial and/or demurrage charges which lawfully apply at or between points named in Article 2. Payment of such charges, and any other charges assessed pursuant to this Contract, shall be made in accordance with CR's general credit policy in effect at the time the particular transportation service is performed, as published in tariff(s) lawfully filed.
In the absence of such tariff(s), payment shall be made in accordance with Credit Regulations, 49 CFR 1320, which are in effect at the time the particular transportation service is performed. CR's acceptance of a partial payment containing a restricted endorsement does not limit CH's obligation for payment to CR of the full amount of rates and charges due under this Contract.

      8.  EQUIPMENT SUPPLY AND CAR DETENTION:

            A. These rates are applicable to shipments made in bottom dump, open top hopper cars and CR shall supply cars for shipments originating at CR origins or barge/rail transfer facilities. Additionally, CR agrees to transport all shipments pursuant to this Contract with its locomotives or locomotives under its control. However, CR shall have no greater or lesser equipment supply obligation to CH than it has to any shipper who does not have a contract with CR.

                  CH shall provide CR with a monthly loading forecast of consignments to be shipped pursuant to this Contract. This monthly forecast shall include the anticipated mine origins, interchanges, loading dates and quantity for each consignment. This forecast shall be provided orally to CR's Assistant Director-Unit Train Network or a member of his staff in Philadelphia PA during normal business hours excluding Saturdays, Sundays, and Holidays no later than five days before the end of the preceding month. Such notification shall be confirmed in writing within 10 days forwarded to:

                        Assistant Director-Unit Train Network
                        Consolidated Rail Corporation
                        2001 Market Street - 14C
                        Philadelphia PA  19101-1414

                  Any major unforeseen situation which results in changes to the monthly forecast must be presented to the Assistant Director-Unit Train Network or his staff as quickly as possible. Additions to the monthly forecast must be made at least seven (7) days prior to the scheduled loading dates, unless otherwise approved.

            B. Origin car demurrage is not the responsibility of CH and is outside the scope of this Contract.

            C. Destination car demurrage is subject to the terms of Freight Tariff CR 4605-Series except that forty-eight (48) hours free time will be allowed for trains consisting of 120 cars as scheduled by CH.

      9. FORCE MAJEURE: In the event that any party is unable to perform as stated in this Contract due to or as a result of one or more of the following causes: Act of God, including, but not limited to floods, storms, earthquakes, hurricanes, tornadoes, or other severe weather or climatic conditions; Act of public enemy, war, blockade, insurrection, riot, vandalism or sabotage; fire, accident, wreck, derailment, washout or explosion; strike, lockout or labor dispute; embargoes or AAR service orders; or governmental laws, orders or regulations, this Contract shall be suspended at the affected origin(s) and/or destination only insofar as said origin(s) and/or destination are affected by described disability and only for the duration of such disability. The percent of volume commitment which is included in this Contract shall be suspended to the same extent that this Contract is suspended, and the absolute amount of volume commitment which is included in this Contract shall be reduced by 1096 tons per day for each day or portion thereof, of disability under this Article.
      The party experiencing the disability will send written notice to the other party to this Contract, stating the contract number and the location and nature of such disability. This notice shall be sent within ten (10) days of the beginning of the disability. Written notice shall also be sent within ten (10) days of the end of such disability.

      10. OMNIBUS AND LOSS AND DAMAGE CLAIMS: Rates named in this Contract apply to the exclusion of rates published elsewhere, except as otherwise provided in this Contract. Rates named herein apply only from the origins to the destination named via the routes shown herein and do not apply from or to intermediate points. Except as otherwise provided in this Contract, these rates involved only line-haul transportation and may not be used in combination with other rates for the purpose of shipping from or to points other than specifically named in this Contract.
      The rates in this Contract cover the transportation services traditionally included in a railroad's line-haul rates, including the placement of cars at origin (if the coal is loaded on CR) and destination, removal and delivery of cars requiring maintenance or repair, and the movement of cars to the origin for loading (if origins are located on CR). However, any special or accessorial services that CR is requested to provide in conjunction with the involved line-haul transportation other than demurrage, and for which a separate charge or rate is set forth in a duly filed tariff or specified elsewhere in this Contract, are not included in said line haul rate.
      Except as otherwise provided in this Contract, all classifications tariffs, exempt circulars, government, AAR, and carriers' rules, regulations and provisions will apply to shipments hereunder, provided, however, that no diversion, reconsignment, stop-off or transit privilege will be permitted unless such services are mutually agreed upon by CR and CH.
      Loss and damage claims shall be handled in accordance with the terms of the Uniform Straight Bill of Lading, 49 CFR Part 1005, and 49 U.S.C. 11707 (d) (2), except that in no case will CR be liable for special consequential or punitive damages.

      11. ABANDONMENT: In the event that CR, pursuant to appropriate regulatory order abandons, sells or otherwise disposes of (a) a line of railroad on which either CH power plant or its coal suppliers are located, or (b) a line of railroad which provides the only reasonable connection between the line on which either CH's power plant or its coal suppliers are located and other portions of the CR system, the provisions of this Contract are inapplicable with respect to such line on and after the date said CR line is abandoned, sold or otherwise disposed of. CR shall notify CH in writing 180 days prior to (1) any application to any federal or state regulatory agency to abandon, sell or otherwise dispose of said CR line(s); and, (2) the adoption by CR of any plans by CR to abandon, sell or otherwise dispose of said CR line(s).

      12. GROSS INEQUITY: It is the intent of the parties hereto that each shall mutually benefit from the terms, conditions and provisions of this Contract. In the event that any party shall suffer a gross inequity resulting from a substantial change in circumstances or conditions, the parties shall negotiate in good faith to resolve or remove such gross inequity, provided, however, that nothing herein shall be construed to relieve any party of its obligations under this Contract.

      13. CONFIDENTIALITY: Except to the extend that disclosure of information contained in this Contract is required by law or governing regulatory authority or by existing contracts CR may have with other parties, the contents of this Contract shall remain confidential and shall not be disclosed or released by any party to this Contract, without written consent of the other party to this Contract. Each party to this Contract shall make all reasonable efforts to keep the contents of this Contract confidential if such disclosure is required.

      14. NOTICE PROVISION: Unless otherwise provided herein, any notice required or permitted to be given in writing under the terms, conditions and provisions of this Contract shall be considered as having been given upon the hand delivery, faxing or mailing thereof by first class mail to the office address of the other party as set forth in this Contract or to such other addresses as the parties may from time to time specify in writing. A postal receipt showing the deposit of such notice by registered or certified mail shall be evidence of the giving of notice. Notice by mail shall be sent to the following:

Manager, Power Generation Markets-East
Consolidated Rail Corporation
2001 Market Street, 9C
Philadelphia PA  19101-1409

Manager-Transportation Contracts
Consolidated Rail Corporation
2001 Market Street, 23C
Philadelphia PA  19101-1423

Manager-Fuel Resources
Central Hudson Gas and Electric Corporation
284 South Avenue
Poughkeepsie NY  12601

      15. ASSIGNMENT: This Contract is not assignable in whole or in part by one party with the prior written consent of the other party. This Contract shall inure to and be binding upon the parties hereto and their respective successors and permitted assigns.

      16. MODIFICATION: This Contract may not be modified except by an express written agreement signed by the parties hereto.

      17. GOVERNING LAW: This Contract shall be governed and constructed in accordance with the laws of the State of New York, except as otherwise stated herein.

      18. GOVERNMENTAL LEGISLATION: CR and CH agree to recognize the possibility that, during the term of this Contract, federal, state or local legislative or regulatory bodies or the courts may impose or enforce regulations, restrictions or standards, or revise existing regulations, restrictions or standards which in CH's sole discretion will make it impossible or impractical for CH to utilize some or all of the coal thereafter to be delivered at the Danskammer Plant. Such regulations or restrictions could pertain to, but would not necessarily be limited to coal quality. If any such regulations or restrictions are imposed and if as a result thereof CH, in its sole discretion, decides that it will be impossible or impractical for CH to utilize some or all of the coal or other coal of similar quality, CH shall so advise CR. CH shall have the right, upon written notice to CR to terminate this Contract without further obligation to CR.

      19. ELECTION TO TERMINATE: In the event that CH elects to invoke Article 18 above, CH shall notify CR in writing and shall state CH's election to terminate this Contract effective on a specified date, which said date shall not be earlier than the effective date of the implementation of such law, regulation or order.

      IN WITNESS THEREOF and intending to be legally bound, the parties hereto have caused this Contract to be executed by their duly authorized respective representatives on the day and year first written above.

CENTRAL HUDSON GAS AND ELECTRIC CORPORATION

BY:  ______________________________________
              PAUL J. GANCI

TITLE:  PRESIDENT AND CHIEF OPERATING OFFER


CONSOLIDATED RAIL CORPORATION

BY:  ______________________________________
             DOUGLAS P. EVANS

TITLE:  MANAGER-COAL MARKETING

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